UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2020

CTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IN	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)

4925 Indiana Avenue
Lisle	IL	60532
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:(630) 577-8800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. l 4d2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	CTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 14, 2020. At the Annual Meeting, all proposals were approved. The proposals below are described in more detail in the Company’s definitive proxy statement filed April 2, 2020, for the Annual Meeting. The final results were as follows:

PROPOSAL 1 - Election of seven directors until the next annual meeting of shareholders:

DIRECTOR NOMINEE	NUMBER OF VOTES FOR	PERCENTAGE OF VOTES FOR	NUMBER OF VOTES WITHHELD	PERCENTAGE OF VOTES WITHHELD
Patrica K. Collawn	23,357,162	78.72%	6,315,175	21.28%
Gordon Hunter	28,511,680	96.09%	1,160,657	3.91%
William S. Johnson	29,587,847	99.72%	84,490	0.28%
Ye Jane Li	29,583,277	99.70%	89,060	0.30%
Kieran O'Sullivan	28,794,827	97.04%	877,510	2.96%
Robert A. Profusek	29,180,849	98.34%	491,488	1.66%
Alfonso G. Zulueta	29,586,699	99.71%	85,638	0.29%

PROPOSAL 2 - Approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in the Proxy Statement:

NUMBER OF VOTES FOR	PERCENTAGE OF VOTES FOR	NUMBER OF VOTES AGAINST	PERCENTAGE OF VOTES AGAINST
28,580,331	96.31%	1,057,547	3.56%

PROPOSAL 3 - Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020:

NUMBER OF VOTES FOR	PERCENTAGE OF VOTES FOR	NUMBER OF VOTES AGAINST	PERCENTAGE OF VOTES AGAINST
30,282,846	99.45%	164,612	0.54%

PROPOSAL 4 - Approval of Amendments to the CTS Articles of Incorporation principally to allow shareholders to amend CTS’ By-Laws:

NUMBER OF VOTES FOR	PERCENTAGE OF VOTES FOR	NUMBER OF VOTES AGAINST	PERCENTAGE OF VOTES AGAINST
29,585,987	99.70%	59,924	0.20%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on  its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020		CTS CORPORATION

	By:	/s/ Luis F. Machado
Luis F. Machado
Vice President, General Counsel, and Secretary